Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
MedAssets, Inc.
Alpharetta, Georgia
We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8 (No. 333-148968; No.333-156505) of MedAssets, Inc. of our reports dated March 9, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Atlanta, Georgia
March 9, 2009